Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE

Media Contact Information:	Investor Relations Contacts:
Kim Doran	Chuck Coppa, CFO
Quixote Group	American Power Group Corporation
336-413-1872	781-224-2411
kdoran@quixotegroup.com	ccoppa@americanpowergroupinc.com

Mike Porter
Porter, LeVay, & Rose, Inc.
212-564-4700
mike@plrinvest.com

American Power Group Corporation Reports Updated Third Quarter Fiscal 2015 Results
Lynnfield, MA - August 14, 2015 - American Power Group Corporation (OTCQB: APGI), today announced results for the three and nine months ending June 30, 2015 which have been updated to reflect a change in the non-cash warrant extension expense from $276,000 to $454,000.
Lyle Jensen, American Power Group Corporation’s Chief Executive Officer stated, “We know that just working hard to position ourselves for the future while we wait for an increase in oil or diesel prices is no longer a sustainable business strategy. We now believe we will experience unstable oil and diesel pricing for a much longer period of time than the energy experts were projecting just ninety days ago when we were in the middle of a mini-rally that turned out to not be sustainable. In light of these market realities, we are focusing our efforts on the following key initiatives:

1.APG’s value-add proposition is going to be more about expanding the regulatory adoption of our emission reduction programs at the state and federal level. APG is at the forefront of providing technical and practical solutions to meet the ever increasing regulatory demands of reducing diesel-related emissions with our Turbocharged Natural Gas® Dual Fuel Technology and, as of yesterday, reducing flared gas emissions with our recently announced Trident NGL Flare to Fuel™ Technology.

2.The negative impact of tighter price spreads is not universal across all customers and markets. We have pulled back from our mass adoption initiatives and have focused on specific international countries that have government controlled favorable price spreads and customer niches like the dual fuel gliders which are expected to see a 3X - 4X increase in volume next year.

3.Lastly, we intend to aggressively begin implementing our new vertically integrated revenue model through our strategic licensing agreement with Trident Resources, LLC which opens up a significant new market anchored in regulatory deadlines, environmental benefits, and economic growth. As noted in yesterday’s Trident press release, an average remote or stranded well site producing one to two million cubic feet of flared gas per day has the capacity to produce several million gallons of NGL and over a million equivalent diesel gallons of natural gas on an annual basis making this a multi-billion dollar regulatory-driven market. With two processing systems currently operating in the

American Power Group Corporation Press Release
August 14, 2015

field and a verbal commitment from existing investors for $3.25 million to fund two additional, next generation processing systems we are positioned to aggressively start ramping up our new NGL Services Division.”
Conference Call
Please join us today at 10:00 AM Eastern when we will discuss the results for the three months ended June 30, 2015 as well as our recently announced Trident Resources, LLC transaction. To participate, please call 1-888-427-9376 and ask for the American Power Group call using pass code 1896983. A replay of the conference call can be accessed until 11:50 PM on August 31, 2015 by calling 1-888-203-1112 and entering pass code 1896983.
Three Months ended June 30, 2015 Compared to the Three Months ended June 30, 2014
Net sales for the three months ended June 30, 2015 decreased $1,227,000 or 69 % to $556,000 as compared to net sales of $1,782,000 for the three months ended June 30, 2014. Due to increased oil reserves and a decrease in the growth rate of demand throughout certain parts of the world the price of oil in the U.S. has dropped to the $50 - $60 per barrel range which has resulted in a steady decrease in diesel prices during the three months ended June 30, 2015. While natural gas prices at the pump have remained stable, the price spread between lower diesel prices and natural gas have tightened. Because our dual fuel technology displaces higher cost diesel fuel with lower cost and cleaner burning natural gas, the recent decrease in oil/diesel pricing has impacted the timing of dealer restocking orders and the implementation schedules of existing and prospective customers in the near term. North American stationary revenues for the three months ended June 30, 2015, decreased $833,000 or 68 % to $385,000 as compared to the three months ended June 30, 2014. The decrease in stationary sales is a direct result of the idling of over 50% of the drilling rigs in North America over the past several quarters and slower capital expenditures in the oil and gas industry.
Domestic vehicular revenues for the three months ended June 30, 2015 decreased $241,000 or 78% to $69,000 compared to the three months ended June 30, 2014. The decrease was attributable to the recent drop in U.S. oil prices and resulting tighter price spread between diesel and natural gas during the quarter which has led to the deferrals of new inventory stocking orders by several WheelTime member distributor/installers as well as several customers as they work through existing dual fuel inventories in light of this tighter price spread.
International vehicular revenues for the three months ended June 30, 2015 decreased $152,000 or 60% to $102,000 as compared to the three months ended June 30, 2014. The decrease was attributable to delayed shipments of vehicular dual fuel systems to our distributors in Peru and Mexico.
During the three months ended June 30, 2015, we had a negative gross profit $130,000 or 125% of net sales as compared to a gross profit of $515,000 or 29 % of net sales for the three months ended June 30, 2014. The decrease in gross profit was primarily due to decreased revenues as well as increased direct material costs associated with several functional upgrades and enhancements made to our dual fuel solution.
Selling, general and administrative expenses for the three months ended June 30, 2015 decreased $73,000 or 6% to $1,061,000 as compared to $1,134,000 for the three months ended June 30, 2014.
During the three months ended June 30, 2015, net interest and financing expense increased $35,000 or 72% to $72,000 as compared to $37,000 for the three months ended June 30, 2014 due to increased borrowings and interest rates.
During the three months ended June 30, 2015, we recorded a non-cash expense of $454,000 associated with the term extension of certain outstanding warrants held by the individuals or affiliates who participated in our June 2015 private placement of Contingent Convertible Notes Payable.
During the three months ended June 30, 2015, the revaluation of our warrant liability to fair value resulted in non-cash revaluation income of $154,000 as compared to $8,560,000 during the three months ended June 30, 2014.
Our net loss for the three months ended June 30, 2015 was $1,597,000 or $(0.03) per basic share as compared to a net income of $7,876,000 or $0.16 per basic share for the three months ended June 30, 2014. The calculation of net loss per share available for Common shareholders for the three months ended June 30, 2015 reflects the inclusion of Convertible Preferred Stock quarterly dividends of $291,000. The calculation of net loss per share available for Common shareholders for the three months ended June 30, 2014 reflects the inclusion of Convertible Preferred Stock quarterly dividends of $242,000.

American Power Group Corporation Press Release
August 14, 2015

Nine Months ended June 30, 2015 Compared to the Nine Months ended June 30, 2014
Net sales for the nine months ended June 30, 2015 decreased $2,797,000 or 57 % to $2,086,000 as compared to net sales of $4,883,000 for the nine months ended June 30, 2014. Due to increased oil reserves and a decrease in the growth rate of demand throughout certain parts of the world the price of oil in the U.S. has dropped to the $50 - $60 per barrel range which has resulted in a steady decrease in diesel prices during the nine months ended June 30, 2015. While natural gas prices at the pump have remained stable, the price spread between lower diesel prices and natural gas have tightened. Because our dual fuel technology displaces higher cost diesel fuel with lower cost and cleaner burning natural gas, the recent decrease in oil/diesel pricing has impacted the timing of dealer restocking orders and the implementation schedules of existing and prospective customers in the near term.
North American stationary revenues for the nine months ended June 30, 2015, decreased $2,770,000 or 63% to $1,596,000 as compared to the nine months ended June 30, 2014. The decrease was primarily due to an initial $750,000 inventory stocking order placed by our new Canadian dealer/installer during the three months ended December 31, 2014 which are to be subsequently installed during the remainder of fiscal 2015. In addition, the decrease is related to the idling of over 50% of the drilling rigs in North America over the past several quarters and slower capital expenditures in the oil and gas industry.
Domestic vehicular revenues for the nine months ended June 30, 2015 decreased $1,575,000 or 91% to $158,000 as compared to the nine months ended June 30, 2014. The decrease was attributable to the recent drop in U.S. oil prices and resulting tighter price spread between diesel and natural gas during the quarter which has led to the deferrals of new inventory stocking orders by several WheelTime member distributor/installers as well as several customers as they work through existing dual fuel inventories in light of this tighter price spread.
International vehicular revenues for the nine months ended June 30, 2015 decreased $90,000 or 21% to $332,000 as compared to $422,000 for the nine months ended June 30, 2014.
During the nine months ended June 30, 2015 our gross loss was $46,000 or 2% of net sales as compared to a gross profit of $1,763,000 or 36% of net sales for the nine months ended June 30, 2014. The decrease in gross profit was primarily due to decreased revenues as well as increased direct material costs associated with several functional upgrades and enhancements made to our dual fuel solution.
Selling, general and administrative expenses for the nine months ended June 30, 2015 decreased $44,000 or 1% to $3,014,000 as compared to $3,058,000 for the nine months ended June 30, 2014.
During the nine months ended June 30, 2015, net interest and financing expense increased $77,000 or 55% to $183,000 as compared to $106,000 for the nine months ended June 30, 2014 due to increased borrowings and interest rates.
During the nine months ended June 30, 2015, we recorded a non-cash expense of $454,000 associated with the term extension of certain outstanding warrants held by the individuals or affiliates who participated in our June 2015 private placement of Contingent Convertible Notes Payable.
During the nine months ended June 30, 2015, the revaluation of our warrant liability to fair value resulted in non-cash revaluation income of to $5,956,000 as compared to a non-cash revaluation expense of $802,000 for the nine months ended June 30, 2014.
Our net income for the nine months ended June 30, 2015 was $2,120,000 or $0.04 per basic share as compared to a net loss of $2,305,000 or $(0.05) per basic share for the nine months ended June 30, 2014. The calculation of net loss per share available for Common shareholders for the nine months ended June 30, 2015 reflects the inclusion of Convertible Preferred Stock quarterly dividends of $841,000 and a beneficial conversion feature of $395,000. The calculation of net loss per share available for Common shareholders for the nine months ended June 30, 2014 reflects the inclusion of Convertible Preferred Stock quarterly dividends of $723,000.

American Power Group Corporation Press Release
August 14, 2015

Condensed Consolidated Statements of Operations
	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Net sales	$556,000	$1,782,000	$2,086,000	$4,883,000
Cost of sales	686,000	1,267,000	2,132,000	3,120,000
Gross profit	(130,000)	515,000	(46,000)	1,763,000
Selling, general and administrative	1,061,000	1,134,000	3,014,000	3,058,000
Operating loss from continuing operations	(1,191,000)	(619,000)	(3,060,000)	(1,295,000)
Non-operating expense:
Interest and financing costs	(72,000)	(37,000)	(183,000)	(106,000)
Warrant extension expense	(454,000)	—	(454,000)	—
Revaluation of warrants	154,000	8,560,000	5,956,000	(802,000)
Other, net	(34,000)	(28,000)	(139,000)	(102,000)
Other expense, net	(406,000)	8,495,000	5,180,000	(1,010,000)
Net loss	(1,597,000)	7,876,000	2,120,000	(2,305,000)
10% Convertible Preferred stock dividend	(291,000)	(242,000)	(841,000)	(723,000)
Series B, 10% Convertible Preferred stock beneficial conversion feature	—	—	(395,000)	—
Net loss available to common stockholders	$(1,888,000)	$7,634,000	$884,000	$(3,028,000)
Net loss from continuing operations per share	$(0.03)	$0.16	$0.04	$(0.05)
Net loss per Common share - 10% Convertible Preferred dividend	(0.01)	(0.01)	(0.02)	(0.02)
Net loss per Common share - Series B 10% Preferred Stock beneficial conversion feature	(0.00)	(0.00)	(0.01)	(0.00)
Net loss attributable to Common stockholders per share - basic and diluted	$(0.04)	$0.15	$0.01	$(0.07)

Weighted average shares outstanding, basic	51,818,000	53,365,000	51,254,000	49,268,000
Weighted average shares outstanding, diluted	51,818,000	75,331,000	51,254,000	49,268,000

Condensed Consolidated Balance Sheet Data
	June 30, 2015	September 30, 2014
Assets
Current assets	$3,637,000	$3,111,000
Property, plant and equipment, net	761,000	832,000
Other assets	4,493,000	4,578,000
	$8,891,000	$8,521,000
Liabilities and Stockholders' Equity
Current liabilities	$4,904,000	$2,429,000
Notes payable, net of current portion	2,291,000	2,364,000
Warrant liability, current	42,000	6,497,000
Notes payable and related party notes payable, non-current	—	200,000
Obligations due under lease settlement, net of current portion	506,000	506,000
Stockholders' equity	1,148,000	(3,475,000)
	$8,891,000	$8,521,000

American Power Group Corporation Press Release
August 14, 2015

About American Power Group Corporation
American Power Group’s alternative energy subsidiary, American Power Group, Inc., provides a cost-effective patented Turbocharged Natural Gas® conversion technology for vehicular, stationary and off-road mobile diesel engines. American Power Group's dual fuel technology is a unique non-invasive energy enhancement system that converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: (1) diesel fuel and liquefied natural gas; (2) diesel fuel and compressed natural gas; (3) diesel fuel and pipeline or well-head gas; and (4) diesel fuel and bio-methane, with the flexibility to return to 100% diesel fuel operation at any time. The proprietary technology seamlessly displaces up to 75% of the normal diesel fuel consumption with the average displacement ranging from 40% to 65%. The energized fuel balance is maintained with a proprietary read-only electronic controller system ensuring the engines operate at original equipment manufacturers’ specified temperatures and pressures. Installation on a wide variety of engine models and end-market applications require no engine modifications unlike the more expensive invasive fuel-injected systems in the market. See additional information at: www.americanpowergroupinc.com.
Caution Regarding Forward-Looking Statements and Opinions
With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements and opinions, including, but not limited to, statements relating to new markets, development and introduction of new products, and financial and operating projections. These forward-looking statements and opinions are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements and opinions. These risk factors include, but are not limited to, the fact that, if the conversion conditions are not satisfied, the Subordinated Contingent Convertible Promissory Notes will not automatically convert into equity securities and we may be required to repay the principal and interest thereon, our dual fuel conversion business has lost money in the last six consecutive fiscal years, the risk that we may require additional financing to grow our business, the fact that we rely on third parties to manufacture, distribute and install our products, we may encounter difficulties or delays in developing or introducing new products and keeping them on the market, we may encounter lack of product demand and market acceptance for current and future products, we may encounter adverse events economic conditions, we operate in a competitive market and may experience pricing and other competitive pressures, we are dependent on governmental regulations with respect to emissions, including whether EPA approval will be obtained for future products and additional applications, the risk that we may not be able to protect our intellectual property rights, factors affecting the Company's future income and resulting ability to utilize its NOLs, the fact that our stock is thinly traded and our stock price may be volatile, the fact that we have preferred stock outstanding with substantial preferences over our common stock, the fact that the conversion of the preferred stock and the exercise of stock options and warrants will cause dilution to our shareholders, the fact that we incur substantial costs to operate as a public reporting company and other factors that are detailed from time to time in the Company's SEC reports, including the report on Form 10-K/A-1 for the year ended September 30, 2014 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements and opinions, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements and opinions that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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